June 6, 2022

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 13(a)(4) of AlphaCentric Prime Meridian Income Fund's Form N-CSR dated June 6, 2022, and we agree with the statements concerning our Firm made therein.

Yours truly,

/s/ Deloitte & Touche LLP

San Francisco, California